As filed with the Securities and Exchange Commission on March 15, 2021
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
______________________________
SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Delaware	04-2217279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Orville Drive, Suite 102
Bohemia, New York 11716
(Address of Principal Executive Offices) (Zip Code)
______________________________

2012 Stock Option Plan
(Full title of the plan)
 ______________________________

Helena R. Santos
President and Chief Executive Officer
80 Orville Drive, Suite 102
Bohemia, New York 11716
(631) 567-4700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
______________________________
Copies to:
John F.F. Watkins, Esq.
David Boillot, Esq.
Reitler Kailas & Rosenblatt LLC
885 Third Avenue, 20th Floor
New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
______________________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.05 Par Value	1,093,000(2)	$9.91(3)	$10,831,630	$1,181.73

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2012 Stock Option Plan (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transactions.

(2)
Represents 1,093,000 additional shares of common stock authorized (i) as of February 28, 2020 under Amendment No. 1 to the 2012 Plan and (ii) as of March 1, 2021 under Amendment No. 2 to the 2012 Plan.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the OTCQB on March 11, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 150,000 shares of the Registrant’s common stock available to be issued pursuant Amendment No. 1 to the Registrant’s 2012 Stock Option Plan and (ii) 943,000 shares of the Registrant’s common stock available to be issued pursuant to Amendment No. 2 to the Registrant’s 2012 Stock Option Plan, which are the same class as those securities previously registered on an effective Form S-8 filed with the Securities and Exchange Commission on November 6, 2013 (File No. 333-192116) (the “2013 Registration Statement”), and the contents of the 2013 Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Exhibits

See Index to Exhibits at the end of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on this 15th day of March, 2021.

SCIENTIFIC INDUSTRIES, INC.

By:	/s/ Helena R. Santos
Name:	Helena R. Santos
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Helena R. Santos	President, Chief Executive Officer, Chief Financial Officer and Treasurer
Helena R. Santos		March 15, 2021

/s/ John A. Moore	Chairman of the Board	March 15, 2021
John A. Moore

/s/ Joseph G. Cremonese
Joseph G. Cremonese	Director	March 15, 2021

/s/ Marcus Frampton
Marcus Frampton	Director	March 15, 2021

/s/ Reinhard Vogt
Reinhard Vogt	Director	March 15, 2021

/s/ Christopher Cox
Christopher Cox	Director	March 15, 2021

EXHIBIT INDEX

The following documents are filed as exhibits to this Registration Statement.

ExhibitNo.	Description of Exhibit

5.1	Opinion of Reitler Kailas & Rosenblatt LLC

23.1	Consent of Nussbaum Berg Klein & Wolpow, CPAs LLP, independent registered public accounting firm

23.2	Consent of Reitler Kailas & Rosenblatt LLC (included in Exhibit 5.1).

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